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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                --------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

  Date of Report July 15, 1999 (Date of earliest event reported June 30, 1999)


                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                      1-11680                  76-0396023
(State of Other Jurisdiction          (Commission             (I.R.S. Employer
      Of Incorporation)               File Number)           Identification No.)

                            El Paso Energy Building
                             1001 Louisiana Street
                                 Houston, Texas
                        (Address of Principal Executive
                                    Offices)

                                     77002
                                   (Zip Code)


       Registrant's Telephone Number, including area code: (713) 420-2131
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On June 30, 1999, Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), through subsidiaries, acquired from Natural Gas Pipeline Company of America ("NGPL"), a subsidiary of KN Energy, Inc., for total consideration of approximately $51 million, (i) all of the outstanding stock of NGPL's wholly-owned subsidiaries Natoco, Inc. ("Natoco"), which owns a 20% member interest in Western Gulf Holdings, L.L.C. ("Western Gulf"), which in turn owns 100% of High Island Offshore System, L.L.C. ("HIOS") and East Breaks Gathering Company, L.L.C. ("East Breaks"), and Naloco, Inc. (Del.) ("Naloco"), which owns a 33 1/3% interest in U-T Offshore System ("UTOS"), and (ii) NGPL's ownership interest in certain lateral pipelines located in the Gulf of Mexico (the "Gulf"). Leviathan financed the acquisition with funds from its $375 million revolving credit facility, as amended.

Western Gulf was formed in December 1998 by Leviathan, NGPL and ANR Pipeline Company ("ANR") as a holding company for HIOS and East Breaks. HIOS consists of approximately 204 miles of pipeline comprised of three supply laterals, the West, Central and East Laterals, that connect to a 42-inch diameter mainline. The HIOS system was placed in service in 1977, and is used to transport natural gas received from fields located in the Galveston, Garden Banks, High Island, West Cameron and East Breaks areas of the Gulf to a junction platform owned by HIOS located in West Cameron Block 167. The total capacity is approximately 1.8 billion cubic feet of natural gas per day. ANR operates the HIOS system. The East Breaks system is currently under construction, with a design capacity of over 400 million cubic feet of natural gas per day, and will initially consist of 85 miles of an 18 to 20-inch pipeline and related facilities connecting the Diana/Hoover prospects developed by Exxon Company USA and BP Amoco plc in Alaminos Canyon Block 25 in the Gulf, with the HIOS system. The majority of the construction of the East Breaks system will occur in 1999 and the system is anticipated to be in service in late 2000 at an estimated cost of approximately $90.0 million. All of the natural gas to be produced from 11 blocks in the East Breaks and Alaminos Canyon areas will be dedicated for transportation services on the HIOS system. After giving effect to the acquisition, Leviathan owns 60% of Western Gulf, and thus 60% of each of HIOS and East Breaks.

Prior to June 30, 1999, UTOS was owned equally by Leviathan, NGPL and ANR. The UTOS system was placed in service in 1978, and consists of approximately 30 miles of 42-inch diameter pipeline extending from a point of interconnection with HIOS at West Cameron Block 167 to the Johnson Bayou processing facility. The UTOS system transports natural gas from the terminus of the HIOS system at West Cameron Block 167 to the Johnson Bayou facility in southern Louisiana, where it interconnects with four interstate and one intrastate pipeline systems. UTOS also owns the Johnson Bayou facility, which provides primarily natural gas and liquids separation and natural gas dehydration for natural gas transported on the HIOS and UTOS systems. ANR operates the UTOS system. After giving effect to the acquisition, Leviathan owns 66 2/3% of UTOS.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Pro forma financial statements reflecting the effect of the acquisitions and required audited financial statements will be included by amendment.


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     (c) Exhibits.

         10.1 Purchase and Sale Agreement between Natural Gas Pipeline Company of America as Seller and Leviathan Gas Pipeline Partners, L.P. as Buyer dated as of June 30, 1999

         99.1       Press Release dated June 30, 1999

         99.2       Houston Chronicle Article dated July 1, 1999




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                             (Registrant)

                             By: LEVIATHAN GAS PIPELINE COMPANY,
                                 its General Partner



Date: July 15, 1999          By:   /s/ D. MARK LELAND
     -------------              -------------------------------------
                             Name:     D. Mark Leland
                                  -----------------------------------
                             Title:    Vice President and Controller
                                   ----------------------------------
                                       (Principal Accounting Officer)




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                                 Exhibit Index


Exhibit Number                     Description
--------------                     -----------
  10.1              Purchase and Sale Agreement between Natural Gas Pipeline
                    Company of America as Seller and Leviathan Gas Pipeline
                    Partners, L.P. as Buyer dated as of June 30, 1999

  99.1              Press Release dated June 30, 1999

  99.2              Houston Chronicle Article dated July 1, 1999